Exhibit 99.1

Chairman's Address Bill Lasky Chairman of the Board, President and CEO October 16, 2006

Purpose of Today's Meeting Strategic announcement Good for JLG, shareholders and Team Members Supports long-term growth Global launch of communication plan Kick-off of activities

What's Happened? Approached by a credible buyer Investment in due diligence Industrial logic and leverage Financially capable Compatible cultures Board of Directors Independent Due consideration Unanimous management support

Oshkosh Truck Corporation

Agenda Who is Oshkosh Truck Corporation? Elements of the Deal Why It Makes Sense for JLG Communication - Next Steps Q&A

Oshkosh Truck Corporation Founded 1917 in Oshkosh, Wisconsin Publicly traded; NYSE: OSK Website: www.oshkoshtruckcorporation.com FY2006 Revenues of an estimated $3.4 billion 9400 team members 11 U.S. States 7 Countries Three primary business segments: Defense Fire and Emergency Commercial - Refuse and Concrete

Oshkosh Truck Corporation

Elements of the Deal All cash transaction valued at $3.2 billion, or $28.00 per share of JLG stock Acquisition of JLG brand, sales, service, distribution and facilities Post closing the combined company will have: Consolidated revenues of $6.0 billion Over 13,000 team members Sales on 6 continents Full Transition to Oshkosh: anticipated year-end 2006 or early 2007 JLG will be largest of four business segments

Record of Successful Acquisitions 1996 - Pierce Manufacturing Inc. 1997 - Nova Quintech 1998 - McNeilus Companies Inc. 1999 - Kewaunee Fabrications LLC 1999 - Viking Truck & Equipment 2000 - Medtec Ambulance Corporation 2001 - TEMCO 2001 - Geesink Norba Group 2004 - Jerr-Dan Corporation 2004 - BAI Companies 2005 - CON-E-CO 2005 - London Machinery, Inc. 2006 - AK Specialty Vehicles 2006 - IMT Oshkosh Truck Corporation has a demonstrated talent and a proven history of completing strategic acquisitions, then driving growth. Since 1996, 14 acquisitions have become completed. IMT

Why it makes sense JLG is an exceptional, complementary capital goods company Leading market positions with significant brand equity Offers exceptional growth and solid financial returns Technology sharing opportunities with other Oshkosh businesses Established service operations footprint Exceptional manufacturing capabilities; "lean" mindset fits well with Oshkosh Truck's philosophy

Why it Makes Sense Same culture, same values, same strategies Increases JLG's: Purchasing power Team member growth and opportunities Enhances JLG's future Customers, Community, Team Members and Shareholders

This is a Great Opportunity!!! "This transaction is a good fit for JLG. For the JLG team..this offers additional growth opportunities. For our customers, JLG will become an even stronger partner." - Bill Lasky - Chairman of the Board, President and Chief Executive Officer, JLG Industries, Inc. "We are pleased to be bringing a solid company like JLG into Oshkosh Truck. Their product leadership and innovative culture will be a great fit with our approach" - Robert Bohn - Chairman, President and Chief Executive Officer, Oshkosh Truck Corporation

Communications - Day 1 Summary

Communication- Next Steps Dissemination of Information (7:00 a.m.) Email from C. Walter/HR: Communication Plan, Process and Elements FAQs and Sequence of Events Postings External Letters Accountable: Directors Managers Employees Roll-out meetings to begin 7:30 a.m. Oshkoshquestions@jlg.com (~October 16, 2006) Special Edition - "Global Update" (November 2006) Proxy statement for special shareholders meeting

A shareholders meeting will be announced soon to obtain shareholder approval for the Merger. The Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the Company's shareholders. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors and shareholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, at 1 JLG Drive, McConnellsburg, PA, 17233-9533. The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed Merger by reading the proxy statement, which will be filed with the SEC.